CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Power Equipment, Inc.

We hereby consent to the use of our report dated August 17, 2007, with respect to the financial statements of China Power Equipment, Inc. in the Registration Statement on Form SB-2 to be filed on or about November 13, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/ CHILD, VAN WAGONER & BRADSHAW, PLLC
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CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
November 13, 2007